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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-69633) of Convergys Corporation of our report dated June 23, 2000 relating to the financial statements of the Convergys Corporation Retirement and Savings Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
June 27, 2000